INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under Registration Statement No. 333-30924, of our report dated May 18, 2000, relating to the Dow Jones Islamic Index Fund, a series of the Allied Asset Advisors Funds, and to the reference to us under the heading "Auditors", included in such Registration Statement.

DELOITTE & TOUCHE LLP



Chicago, Illinois
June 2, 2000